UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

The slides attached as Exhibit 99.1 to this Current Report contain certain additional information related to the clinical data results discussed in Item 8.01 below. Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) intends to present the slides during a conference call and live webcast with the investment community on September 15, 2021, at 4:30 p.m. Eastern Time.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 15, 2021, Crinetics announced positive preliminary findings from the single ascending dose (SAD) portion of a first-in-human Phase 1 clinical study with CRN04777 demonstrating pharmacologic proof-of-concept for CRN0477, its investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist that is being developed for the treatment of congenital hyperinsulinism (HI).

The pharmacologic effects of CRN04777 were evaluated using two distinct methods. First, oral administration of CRN04777 showed rapid dose-dependent suppression of insulin secretion in response to an intravenous bolus of glucose in an Intravenous Glucose Tolerance Test, or IVGTT. In a second method, oral administration of CRN04777 rapidly eliminated the need for IV glucose support in individuals who were administered a sulfonylurea, a class of drugs that induces insulin secretion analogous to the most common genetic defect in congenital HI patients. The reductions in insulin secretion and resulting changes in plasma glucose in these pharmacologic evaluations suggest that CRN04777 binds and activates pancreatic beta-cell SST5 to inhibit insulin secretion, as designed. CRN04777 was well tolerated in the healthy volunteers who enrolled in these SAD cohorts and all adverse events were considered mild or moderate.

Forward-Looking Statements

Crinetics cautions you that statements contained in this current report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential benefits of CRN04777 for patients with congenital hyperinsulinism. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this current report due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: preliminary data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; advancement of CRN04777 into later stage trials is dependent on and subject to the receipt of further feedback from the FDA; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine, CRN04894, CRN04777, and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; Crinetics may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	CRN04777 Phase 1 Single Ascending Dose Data Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2021	Crinetics Pharmaceuticals, Inc.

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

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